Exhibit 99.1

ATEC Announces Select Preliminary Financial Results for 2025

and Provides 2026 Outlook

Full-year 2025 total revenue grew 25% to approximately $764 million

Expect full-year 2026 total revenue of $890 million

CARLSBAD, Calif., January 12, 2026 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a spine-focused provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today preliminary financial results for the fourth quarter and full-year ended December 31, 2025. The Company also provided a financial outlook for full-year 2026.

Preliminary, Unaudited Fourth Quarter and Full-Year 2025 Select Financial Results

	Fourth Quarter Ended December 31, 2025	Full Year Ended December 31, 2025
Surgical Revenue	$189.3M to $190.0M	$686.3M to $687.0M
EOS Revenue	$22.9M to $23.2M	$77.1M to $77.4M
Total Revenue	$212.2M to $213.2M	$763.4M to $764.4M

Preliminary total revenue grew approximately 25% in the full year 2025. Strong surgeon adoption drove full-year 2025 surgical revenue growth of 26% with surgical volume growth of 24% and average revenue per procedure growth of 2%.

Strong revenue growth continues to drive leverage, and the Company re-affirms its full-year 2025 adjusted EBITDA guidance of $91 million.

Cash balance as of December 31, 2025, approximated $161 million and the Company continues to expect fourth-quarter free cash flow in the range of $6 million to $8 million.

"I'm proud of the entire ATEC Family for delivering a very strong 2025," said Pat Miles, Chairman and Chief Executive Officer. "We are achieving results at scale that have not been seen in our industry. This shared success is no accident; we have amassed an unparalleled collection of spine know-how and clinical curiosity, and are relentlessly driven to improve surgery through a disciplined focus on procedural ecosystems, supported by data and informatics. We have many growth catalysts ahead, and with a scalable infrastructure already in place, ATEC is positioned to shape the future of spine care for years to come."

Exclusive Distribution Rights for Next-Generation rhBMP-2 Biologic

The Company also announced the acquisition of exclusive U.S. distribution rights for Theradaptive’s OsteoAdapt®, a next-generation rhBMP-2 solution that expands the Company’s procedural offerings. Built on a proprietary re-engineered protein, OsteoAdapt is designed to deliver potent bone formation with greater precision at the fusion site, enabling lower doses, simpler handling, and an improved safety profile versus legacy biologics. The addition of OsteoAdapt is expected to address the long-standing challenge of market concentration of rhBMP-2. OsteoAdapt is currently in Phase II clinical trials for spinal fusion.

Financial Outlook for the Full Year 2026

The Company anticipates full-year 2026 total revenue of $890 million, reflecting growth of approximately 17% compared to the full year 2025. This includes expected surgical revenue of approximately $805 million and approximately $85 million of EOS revenue. The Company also expects adjusted EBITDA of approximately $130 million, which will contribute to an expected $20 million of free cash flow for the full year 2026.

Presentation at J.P. Morgan Healthcare Conference and Fourth Quarter and Full-Year Earnings Call

On Tuesday, January 13, 2026 at 3:45 p.m. PT / 6:45 p.m. ET, the Company will present at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco. To access the live audio only webcast or a replay of the webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

The Company will report fourth quarter and full-year 2025 financial results on February 24, 2026, after the market close. The Company will host a live webcast that day at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast or a replay of the webcast, please visit the Investor Relations Section of ATEC’s Corporate Website. To view the live webcast, please register at this link. Access details will be shared via email. Participant access numbers for listen-only dial-in: (888) 220-6125, Conference ID: 97241.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), ATEC today announced that the independent Compensation Committee of the Board of Directors has approved aggregate grants to 16 new employees (who are not executive officers) of, collectively, 67,643 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs will vest fully upon a change of control of ATEC.

Preliminary Financial Information

The preliminary 2025 financial results announced today are based on the Company’s current expectations and are subject to adjustment upon completion of customary annual audit procedures.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures listed below under “Non-GAAP Financial Measures.” The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the Company’s future earnings potential. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Non-GAAP Financial Measures

Free cash flow: Calculated by subtracting capital expenditures from cash flow provided by or used in operating activities. Management uses free cash flow to measure progress on its capital efficiency and cash flow initiatives.

EBITDA and adjusted EBITDA: EBITDA represents earnings before non-operating income/expense, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA with adjustments to exclude certain items described within the section below under "Non-GAAP Adjustments.”

Non-GAAP Adjustments

The Company's non-GAAP financial measures reflect the exclusion of the following items:

Litigation-related expenses: We are involved in various litigation matters that from time to time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities and Exchange Commission.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value step-ups associated with tangible assets acquired in business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to realize synergies from acquisitions, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: Represent one-time costs incurred in connection with business combinations, asset acquisitions, or debt financing and modification activities. These expenses may include, but are not limited to, legal and advisory fees, due diligence costs, contract termination charges, and other third-party expenses directly related to the planning or execution of these transactions. We exclude these costs because they can vary significantly from period to period and are not indicative of the underlying trends in our core business.

Other non-recurring expenses: These represent items that are unusual or infrequent in nature and that we believe are not indicative of our ongoing operating performance. Examples may include discrete costs associated with tax strategy implementation or one-time expenses related to customer restructuring or reorganization events. We evaluate such items based on their nature and significance and disclose material adjustments in our non-GAAP reconciliations.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; planned product launches, timelines, introductions, regulatory submissions or clearances; and the Company's ability to compel surgeon adoption and drive procedural growth. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding and the form of such funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the U.S. Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:
Robert Judd
Investor Relations
(760) 494-6790
investorrelations@atecspine.com

Company Contact:
J. Todd Koning
Chief Financial Officer
investorrelations@atecspine.com